Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS SOLID START TO 2019

•                  Reported 1Q sales of $389 million, up 3%

•                  Organic sales growth +6%, foreign exchange -3%

•                  GAAP operating margin of 12%, up 40 bps; adjusted operating margin of 12.4%, up 80 bps

•                  1Q GAAP and adjusted EPS of $0.91 and $0.94 respectively, up 11% on GAAP basis and up 15% on adjusted basis

North Andover, MA…May 2, 2019.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the first quarter of 2019.

Chief Executive Officer Robert J. Pagano Jr. commented, “Solid top-line growth drove record first quarter results.  As anticipated, we continued to benefit from previously enacted pricing actions and organic volume in both the Americas and Europe.  Our start puts us in a good position to realize the full year outlook we provided in February 2019.”

Sales for the first quarter were $389 million, up 3% as compared to the same period last year.  First quarter net income per diluted share (EPS) on a GAAP basis was $0.91, and on an adjusted basis was $0.94, as compared to $0.82 on both a GAAP and an adjusted basis for the prior-year period.  Both GAAP and adjusted EPS for the first quarter improved due to price, volume, productivity, a lower effective tax rate and reduced interest costs, which were partially offset by inflation, higher tariff costs, growth investments and a negative impact in foreign exchange quarter over quarter.   GAAP EPS was also affected by a European restructuring charge taken in the first quarter of 2019.   A summary of first quarter results is as follows:

	First Quarter Earnings Summary
(In millions, except per share information)	2019	2018	% Change

Sales	$388.7	$378.5	3%

Net income	31.0	28.2	10%

Diluted earnings per share	$0.91	$0.82	11%

Special items (1)	0.03	—

Adjusted earnings per share (1)	$0.94	$0.82	15%

(1) Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

First Quarter Highlights

•                  Sales increased 3% and 6% on a reported and organic basis, respectively, as compared to the first quarter last year; reported operating margin increased 40 basis points and adjusted operating margin increased 80 basis points.  Regionally:

•                  Americas: Sales increased 7% on a reported basis and increased 8% on an organic basis with broad growth in plumbing, heating and hot water, drains and water quality products; partially offset by negative foreign exchange.  Operating margin increased by 150 basis points on both a GAAP and adjusted basis, as benefits from pricing and volume were partially offset by inflation including higher tariffs costs and growth investments.

•                  Europe: Reported sales were down 5%, affected by negative foreign exchange movements, and up 3% organically, driven by continued strength in our drains business and one additional shipping day in the first quarter as compared to last year.  Operating margin decreased 80 basis points and increased 50 basis points, on a GAAP and adjusted basis, respectively. Both margins were driven by increased volume, price and productivity, offset in part by unfavorable product mix and incremental investments.  In addition, the 2019 GAAP margin was negatively affected by a restructuring charge of $1.4 million or approximately 120 basis points. The restructuring charge represents additional costs related to the program we announced in 2018.

•                  APMEA: Reported and organic sales decreased 6% and 3%, respectively. Reported sales includes a 3% negative impact from foreign exchange.  Organically, stronger sales in the Middle East, Australia and in China’s commercial valves market were more than offset by continued softness in Korea and China’s residential heating market.  Operating margin increased 30 basis points on both a GAAP and adjusted basis, as higher intercompany volume and favorable foreign exchange driven by affiliate activity more than offset reduced third party sales volume and incremental investments.

Cash Flow and Capital Allocation

•                  For the first quarter of 2019, operating cash outflow was $24 million and net capital expenditures were $7 million, resulting in free cash outflow of $31 million.  In the comparable period last year, operating cash outflow was $26 million, net capital expenditures were $7 million and free cash outflow was $33 million. Free cash outflow improved primarily due to incremental profit.  The first quarter is a seasonally slow cash flow period and we expect continued improvement in free cash flow as the year progresses.

•                  The Company repatriated $11 million in cash during the first quarter and used it to pay down revolving debt.

•                  The Company repurchased approximately 74,000 shares of Class A common stock at a cost of $5.6 million during the first quarter.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss first quarter 2019 results on Friday, May 3, 2019, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com.  Following the webcast, an archived version of the call will be available at the same address until May 3, 2020.

The Company’s 2019 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Friday, May 17, 2019 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our 2019 outlook, and anticipated free cash flow improvements.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the timing and expected impact of tariffs, the effectiveness, the timing and the expected savings associated with our restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 31,	April 1,
	2019	2018
Net sales	$388.7	378.5
Cost of goods sold	224.5	221.8
GROSS PROFIT	164.2	156.7
Selling, general and administrative expenses	116.1	112.8
Restructuring	1.4	—
OPERATING INCOME	46.7	43.9
Other (income) expense:
Interest income	(0.1)	(0.4)
Interest expense	3.6	4.3
Other expense, net	0.5	0.7
Total other expense	4.0	4.6
INCOME BEFORE INCOME TAXES	42.7	39.3
Provision for income taxes	11.7	11.1
NET INCOME	$31.0	$28.2

BASIC EPS
NET INCOME PER SHARE	$0.91	0.82
Weighted average number of shares	34.2	34.3
DILUTED EPS
NET INCOME PER SHARE	$0.91	0.82
Weighted average number of shares	34.2	34.4
Dividends declared per share	$0.21	0.19

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$170.2	$204.1
Trade accounts receivable, less allowance for doubtful accounts of $15.3 million at March 31, 2019 and $15.0 million at December 31, 2018	240.6	205.5
Inventories, net:
Raw materials	95.2	87.4
Work in process	17.4	17.3
Finished goods	181.3	182.1
Total Inventories	293.9	286.8
Prepaid expenses and other current assets	25.2	24.9
Total Current Assets	729.9	721.3
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	539.2	537.4
Accumulated depreciation	(339.6)	(335.5)
Property, plant and equipment, net	199.6	201.9
OTHER ASSETS:
Goodwill	543.0	544.8
Intangible assets, net	161.0	165.2
Deferred income taxes	2.2	1.6
Other, net	47.7	18.9
TOTAL ASSETS	$1,683.4	$1,653.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$111.5	$127.2
Accrued expenses and other liabilities	137.1	130.6
Accrued compensation and benefits	43.2	60.9
Current portion of long-term debt	30.0	30.0
Total Current Liabilities	321.8	348.7
LONG-TERM DEBT, NET OF CURRENT PORTION	341.1	323.4
DEFERRED INCOME TAXES	42.6	38.5
OTHER NONCURRENT LIABILITIES	72.8	51.8
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,710,297 shares at March 31, 2019 and 27,646,465 shares at December 31, 2018	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,279,290 shares at March 31, 2019 and 6,329,290 at December 31, 2018	0.6	0.6
Additional paid-in capital	576.6	568.3
Retained earnings	452.1	440.7
Accumulated other comprehensive loss	(127.0)	(121.1)
Total Stockholders’ Equity	905.1	891.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,683.4	$1,653.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 31,	April 1,
	2019	2018
OPERATING ACTIVITIES
Net income	$31.0	$28.2
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	7.5	7.1
Amortization of intangibles	3.9	5.6
Loss on disposal, impairment of intangibles, property, plant and equipment, and other	0.5	—
Stock-based compensation	4.6	2.7
Deferred income tax	4.5	(4.4)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(36.3)	(13.9)
Inventories	(7.8)	(19.7)
Prepaid expenses and other assets	0.2	(1.6)
Accounts payable, accrued expenses and other liabilities	(32.3)	(30.1)
Net cash used in operating activities	(24.2)	(26.1)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(6.9)	(7.3)
Business acquisitions, net of cash acquired and other	—	(1.5)
Net cash used in investing activities	(6.9)	(8.8)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	30.0	20.0
Payments of long-term debt	(12.5)	(70.6)
Payment of finance leases and other	(7.2)	(0.4)
Proceeds from share transactions under employee stock plans	0.6	—
Payments to repurchase common stock	(5.6)	(6.2)
Dividends	(7.3)	(6.7)
Net cash used in financing activities	(2.0)	(63.9)
Effect of exchange rate changes on cash and cash equivalents	(0.8)	3.3
DECREASE IN CASH AND CASH EQUIVALENTS	(33.9)	(95.5)
Cash and cash equivalents at beginning of year	204.1	280.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$170.2	$184.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	First Quarter Ended
	March 31, 2019	April 1, 2018

Americas	$258.9	$241.1
Europe	116.3	123.0
APMEA	13.5	14.4
Total	$388.7	$378.5

	Operating Income
	First Quarter Ended
	March 31, 2019	April 1, 2018

Americas	$43.1	$36.4
Europe	13.2	14.9
APMEA	1.3	1.4
Corporate	(10.9)	(8.8)
Total	$46.7	$43.9

	Intersegment Sales
	First Quarter Ended
	March 31, 2019	April 1, 2018

Americas	$2.9	$2.6
Europe	3.6	3.4
APMEA	16.9	16.7
Total	$23.4	$22.7

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash outflow, cash conversion rate of free cash outflow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash outflow, cash conversion rate of free cash outflow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	March 31,	April 1,
	2019	2018

Net sales	$388.7	$378.5

Operating income - as reported	$46.7	$43.9
Operating margin %	12.0%	11.6%

Adjustments for special items:
Restructuring	1.4	—

Total adjustments for special items	$1.4	$—

Operating income - as adjusted	$48.1	$43.9
Adjusted operating margin %	12.4%	11.6%

Net income - as reported	$31.0	$28.2

Adjustments for special items - tax affected:
Restructuring	1.0	—

Total Adjustments for special items - tax affected	$1.0	$—

Net income - as adjusted	$32.0	$28.2

Diluted earnings per share - as reported	$0.91	0.82
Adjustments for special items	0.03	—
Diluted earnings per share - as adjusted	$0.94	$0.82

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	First Quarter Ended					First Quarter Ended
	March 31, 2019					April 1, 2018
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$258.9	116.3	13.5	—	388.7	$241.1	123.0	14.4	—	378.5

Operating income (loss) - as reported	$43.1	13.2	1.3	(10.9)	46.7	$36.4	14.9	1.4	(8.8)	43.9
Operating margin %	16.6%	11.3%	9.7%		12.0%	15.1%	12.1%	9.4%		11.6%

Adjustments for special items	$—	1.4	—	—	1.4	$—	—	—	—	—

Operating income (loss) — as adjusted	$43.1	14.6	1.3	(10.9)	48.1	$36.4	14.9	1.4	(8.8)	43.9
Adjusted operating margin %	16.6%	12.6%	9.7%		12.4%	15.1%	12.1%	9.4%		11.6%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	First Quarter
	Americas	Europe	APMEA	Total

Reported net sales March 31, 2019	$258.9	$116.3	$13.5	$388.7
Reported net sales April 1, 2018	241.1	123.0	14.4	378.5
Dollar change	$17.8	$(6.7)	$(0.9)	$10.2
Net sales % increase (decrease)	7.4%	-5.4%	-6.3%	2.7%
Decrease due to foreign exchange	0.3%	7.9%	3.2%	2.9%
Organic sales increase (decrease)	7.7%	2.5%	-3.1%	5.6%

TABLE 4

RECONCILIATION OF NET CASH USED IN OPERATIONS TO FREE CASH OUTFLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 31,	April 1,
	2019	2018

Net cash used in operations - as reported	$(24.2)	$(26.1)
Less: additions to property, plant, and equipment	(6.9)	(7.3)
Free cash outflow	$(31.1)	$(33.4)

Net income - as reported	$31.0	$28.2

Cash conversion rate of free cash outflow to net income	-100.3%	-118.4%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT

(Amounts in millions)

(Unaudited)

	March 31,	December 31
	2019	2018

Current portion of long-term debt	$30.0	$30.0
Plus: Long-term debt, net of current portion	341.1	323.4
Less: Cash and cash equivalents	(170.2)	(204.1)
Net debt	$200.9	$149.3

Net debt	$200.9	$149.3
Plus: Total stockholders’ equity	905.1	891.3
Capitalization	$1,106.0	$1,040.6

Net debt to capitalization ratio	18.2%	14.3%